SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14 (a) of the
                               Securities Exchange Act of 1934
                                       (Amendment No. )


Filed by the Registrant { X }
Filed by a Party other than the Registrant { }

Check the appropriate box:

{   }  Preliminary Proxy Statement
{   }  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
{ X }  Definitive Proxy Statement
{   }  Definitive Additional Materials
{   }  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 AMREP CORPORATION
        ---------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


        ---------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{ X }   No fee required.

{   }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
        and 0-11.

               1) Title of each class of securities to which transaction applies:

                      -----------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                      -----------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      -----------------------------------------------------

               4)     Proposed maximum aggregate value of transaction:

                      -----------------------------------------------------

               5)     Total fee paid:

                      -----------------------------------------------------

{   }  Fee paid previously with preliminary materials.

{   }  Check  box if any  part of the fee is  offset  as  provided  by
       Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)     Amount Previously Paid:

                      ------------------------------------------------------

               2)     Form, Schedule or Registration Statement No:

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
                             AMREP CORPORATION

                         (An Oklahoma corporation)



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             September 24, 1998


      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of AMREP CORPORATION (the "Company") will be held at the Crest Room, New York Marriott's Eastside Hotel, 525 Lexington Avenue, New York, New York 10017 on September 24, 1998 at 9:00 A.M. for the following purposes:

      (1)  To elect three directors; and

      (2) To consider and act upon such other business as may properly come before the meeting.

      In accordance with the By-Laws, the Board of Directors has fixed the close of business on July 27, 1998 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

      Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                          By Order of the Board of Directors


                          Valerie Asciutto, Secretary

Dated:     July 27, 1998
           New York, New York

                            AMREP CORPORATION

                           641 Lexington Avenue

                         New York, New York 10022

                             ________________

                              PROXY STATEMENT
                             ________________


                      ANNUAL MEETING OF SHAREHOLDERS

                  To be Held 9:00 A.M. September 24, 1998




      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMREP Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 24, 1998, and at any continuation or adjournment thereof ("Annual Meeting"). Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting. This Proxy
Statement of the Board of Directors and the accompanying Notice of Meeting and proxy form have been first sent to shareholders on or about August 3, 1998.

      All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholder's directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, and abstentions have no effect.

      A copy of the 1998 Annual Report of the Company for the fiscal year ended April 30, 1998, including financial statements, accompanies this Proxy Statement. Such Annual Report does not constitute a part of the proxy solicitation material.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      Only shareholders of record at the close of business on July 27, 1998, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the Annual Meeting. As of July 27, 1998, the Company had issued and outstanding 7,368,650 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

      Set forth in the table below is information concerning the ownership as of July 20, 1998 of the Common Stock of the Company by the persons who, to the knowledge of the Board of Directors, own beneficially more than 5% of the outstanding shares. The table also sets forth information concerning the beneficial ownership by all directors, by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned:

Name and Address of                Amount Owned               % of
Beneficial Owner                    Beneficially               Class
-------------------                -------------              -------

Nicholas G. Karabots                2,770,593(1)                37.6%
P.O. Box 736
Fort Washington, PA  19034

Albert Russo                        1,065,720(2)(3)             14.5%
Lena Russo
Clifton Russo
Lawrence Russo
c/o American Simlex Company
401 Broadway
Suite 1712
New York, New York  10013

Dimensional Fund Advisors Inc.        452,222(4)                 6.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Other Directors and
Executive Officers
------------------

Jerome Belson                          45,500(5)                  *
Edward B. Cloues II                     4,000(6)                  *
Daniel Friedman                        38,924(7)                  *
Samuel N. Seidman                       2,500(5)                  *
Mohan Vachani                             500                     *

James Wall                              8,057(8)                  *
Valerie Asciutto                            -                     *

Directors and
Executive Officers
      as a Group
      (9 persons)                   3,935,794                   53.3%
______________________________

*     Indicates less than 1%


      (1) Includes 2,500 shares which Mr. Karabots has the right to acquire pursuant to currently exercisable options.

      (2) Includes 1,000 shares which Mr. Albert Russo has the right to acquire pursuant to currently exercisable options.

      (3) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 14.4% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 6.4%, 0.8%, 3.7%, and 3.5% of the outstanding Common Stock.

      (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 452,222 shares of Common Stock of the Company, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole investment power over such 452,222 shares and sole voting power with respect to 307,520 of such shares.

(5) Includes 2,500 shares which the individual has the right to acquire pursuant to currently exercisable options.

(6) Includes 2,000 shares which the individual has the right to acquire pursuant to currently exercisable options.

(7) Includes 314 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Friedman.

(8) Includes 287 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                           ELECTION OF DIRECTORS

      The Board of Directors of the Company is a classified board divided into three classes - Class I consisting of two directors, Class II consisting of three directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting three Class II directors will be elected to serve until the 2001 Annual Meeting and until their successors are elected and qualified. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

      The following table sets forth information regarding the nominees of the Board of Directors for election and the directors whose terms of office do not expire this year.




                                        Year First
                                        Elected As      Principal Occupation
Name                          Age       A Director      For Past Five Years
----                          ---       ----------      --------------------

Nominees to serve until the 2001 Annual Meeting (Class II)

Daniel Friedman               63             1972       Chief Executive
                                                        Officer of Kable News
                                                        Company, Inc., a
                                                        wholly-owned
                                                        subsidiary of the
                                                        Company; Senior Vice
                                                        President of the
                                                        Company.

Samuel N. Seidman             64             1977       President of Seidman &
                                                        Co., Inc., investment
                                                        bankers.

Mohan Vachani                 56             1990       Senior Vice President -
                                                        Chief Financial Officer
                                                        of the Company.

Directors continuing in office until the 1999 Annual Meeting (Class III)

Jerome Belson                 72             1967       Chairman of the Board
                                                        of WE Magazine(magazine
                                                        on lifestyle of people
                                                        with disabilities);
                                                        President of Associated
                                                        Builders and Owners of
                                                        Greater New York, Inc.;
                                                        Chairman Emeritus of
                                                        Waterhouse Investor
                                                        Services, Inc.

Nicholas G. Karabots*         65             1993       Chairman of the Board
                                                        and Chief Executive
                                                        Officer of Spartan
                                                        Organization, Inc.,
                                                        KPG, Inc., the general
                                                        partner of Kappa
                                                        Printing Group, L.P.,
                                                        Kappa Publishing Group,
                                                        Inc., Geopedior, Inc.
                                                        as well as other
                                                        affiliated entities,
                                                        which companies are
                                                        engaged primarily in
                                                        the fields of printing,
                                                        publishing and real
                                                        estate.

Albert Russo                  44             1996       Managing Partner, Russo
                                                        Associates, Pioneer
                                                        Realty, 401 Broadway
                                                        Company and related real
                                                        estate entities;
                                                        Partner, American
                                                        Simlex Co., textile
                                                        exports.

Directors continuing in office until the 2000 Annual Meeting (Class I)

Edward B. Cloues II           50             1994       Chairman and Chief
                                                        Executive Officer of
                                                        K-Tron International,
                                                        Inc., a process
                                                        equipment manufacturer,
                                                        since January 1998;
                                                        Partner in the law firm
                                                        of Morgan, Lewis &
                                                        Bockius LLP from prior
                                                        to 1993 to December
                                                        1997.

James Wall                    61             1991       Chief Executive Officer
                                                        of AMREP Southwest
                                                        Inc., a wholly-owned
                                                        subsidiary of the
                                                        Company; Senior Vice
                                                        President of the
                                                        Company.
________________

*See "Compensation Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.

      Each of the directors other than Mr. Friedman has served continuously since the year in which he was first elected. Mr. Friedman served continuously from 1972 to January 1977, when he resigned. He was reelected as a director in September 1980 and has served continuously since.

      Mr. Cloues' former law firm represents Mr. Karabots and various corporations owned by him. He was nominated in 1994 for election as a director at the recommendation of Mr. Karabots.


The Board of Directors and its Committees

      The Board held six meetings during the last fiscal year.

      The Board has an Executive Committee which generally has the power of the Board and acts as needed between meetings of the Board. Also, in the absence of a Chief Executive Officer it is charged with the oversight of the Company's business. The current members of the Committee are Messrs. Cloues, Karabots and Russo with Mr. Cloues as Chairman. Mr. Cloues is compensated for his services as Chairman of the Board and as Committee Chairman at the rate of $125,000 per year, such amount being in addition to the fees paid him as a director and member of other Committees. He was also awarded a bonus of $22,000 for his services during fiscal year 1998. The Committee met nineteen times during the last fiscal year.

      The Board also has an Audit and Examining Committee, a Human Resources Committee and a Stock Option Committee. The Human Resources
Committee acts as a compensation committee. The Board does not have a nominating committee. The members of the Audit and Examining Committee receive $750 for each committee meeting attended. The members of the Human Resources Committee receive $500 for each committee meeting attended.

      The Audit and Examining Committee recommends to the Board the engagement of the auditors, reviews the scope and results of the yearly audit by the independent auditors, reviews the Company's system of internal controls and procedures, reviews the Company's Code of Conduct and investigates where necessary matters relating to the audit functions. It reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Belson and Seidman (Chairman). The Committee held four meetings during the last fiscal year.

      The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the Committee are Messrs. Karabots (Chairman), Cloues and Russo. The Committee did not meet during the last fiscal year.

      The Stock Option Committee grants options under, and administers, the 1992 Stock Option Plan. The current members of the Committee are Messrs. Karabots (Chairman), Cloues and Russo. The Committee held one meeting during the last fiscal year.

      Each director of the Company except those directors who are employees is paid a fee of $22,500 per annum in addition to fees paid them as members of Committees. In addition, under the Non-Employee Directors Option Plan, each non-employee director receives on the first business day following the Company's Annual Meeting of Shareholders an option covering 500 shares of Common Stock of the Company. The price per share payable upon exercise of such option is either (i) the mean between the highest and lowest reported sale price of the Common Stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher. For the options granted following the 1997 Annual Meeting the exercise price is $6.59375. Each option becomes exercisable as to all or any portion of the shares covered thereby one year after the date of grant and expires five years after the date of grant.

      The various directors and nominees hold other directorships of public companies as follows:


      Name                    Director of
      ----                    -----------

      Edward B. Cloues II     K-Tron International, Inc.

      Samuel N. Seidman       Productivity Technologies Corp.

                           EXECUTIVE COMPENSATION

Executive Compensation

      The   Summary   Compensation   Table   below  sets  forth   individual
compensation information for each of the Company's last three fiscal years of its four most highly paid executive officers.*

                        SUMMARY COMPENSATION TABLE

                               Annual          Long Term
                            Compensation        Awards
                            ------------       ---------

                                              Securities
Name and                                      Underlying
Principal                                      Options/      All Other
Position            Year  Salary($)  Bonus($)  SAR's(#)    Compensation($)(1)(2)
---------           ----  --------   --------  ----------  ---------------------
Valerie Asciutto    1998  186,019     12,000       -0-           3,672
Senior Vice         1997  178,029       -0-        -0-           1,781
President           1996  169,808       -0-        -0-           1,698
and General
Counsel

Daniel Friedman     1998  276,600     15,000       -0-           4,085
Senior Vice         1997  273,475       -0-        -0-           1,525
President and       1996  266,516       -0-        -0-           1,519
CEO of Kable News
Company, Inc.

Mohan Vachani       1998  257,200     25,000       -0-           3,503
Senior Vice         1997  254,075       -0-        -0-           1,369
President-Chief     1996  247,117       -0-        -0-           1,235
Financial
Officer

James Wall          1998  233,700     15,000       -0-           3,942
Senior Vice         1997  230,867       -0-        -0-           1,523
President and       1996  224,567       -0-        -0-           1,517
CEO of AMREP
Southwest Inc.

(1) Includes amounts contributed by the Company to the Company's Savings and Salary Deferral Plan.

(2) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

______________________

*     Since January 1996, the Company has not had a CEO.

Options

      No stock options were granted to or exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended April 30, 1998. No stock options were held by such executive officers at April 30, 1998.

Human Resources Committee Executive Compensation Report

      The Human Resources Committee ("HRC"), consisting entirely of non-employee directors, is the Company's compensation committee. Its current members are Messrs. Cloues, Karabots and Russo, but until September 1997 former director David N. Dinkins was also a member. The HRC's recommendations regarding executive compensation other than stock option grants must be approved by the Board of Directors or its Executive Committee. The Stock Option Committee, also consisting of non-employee directors, has the sole authority to award stock options. Its current members also are Messrs. Cloues, Karabots and Russo.

                Compensation Policy for Executive Officers
                ------------------------------------------

      The HRC's compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The HRC seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

      With respect to salaries, bonuses, and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria. We believe that the compensation received by each of the executive officers for fiscal year 1998 was reasonable in view of their contributions to the Company during the year. The Company has not had a Chief Executive Officer since January 1996, when the employment of the then CEO was terminated due to disability, and senior management now operates under the supervision of the Executive Committee of the Board. The current salaries of Messrs. Friedman, Vachani and Wall are in amounts recommended by the former CEO in fiscal year 1994, except that they were increased annually through fiscal year 1997 by cost of living adjustments. The salary of Ms. Asciutto was fixed at the current amount beginning October 1, 1997 in accordance with a recommendation made by the Executive Committee (the members of which are the same as those of the HRC), and the basis for its recommendation was a review of her performance and existing salary level.

      The Stock Option Committee has granted no options to executive officers since fiscal year 1995.

      Payments during fiscal year 1998 to the Company's executives as discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is

"performance-based   compensation."   It  is  the  HRC's intention  that
compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

      While the HRC did not meet in fiscal year 1998, it met twice during the first quarter of fiscal year 1999.

             Bases for Chief Executive Officer's Compensation
             ------------------------------------------------

      Since January 1996, the Company has not had a CEO.

                               Nicholas G. Karabots, Chairman
                               Edward B. Cloues II
                               Albert Russo
      July 22, 1998                 Human Resources Committee

Compensation Committee Interlocks and Insider Participation

      On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company acquired for its Kable News Company subsidiary ("Kable") various rights to distribute magazines, and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights cover various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots, the distribution arrangements generally were for terms of seven years with provision for extension for a further three
years.  As  distributor   under  these   distribution   agreements,   Kable
purchases magazines from publishing companies owned or controlled by Mr. Karabots and resells them to wholesalers. During the fiscal year ended April 30, 1998, Kable purchased magazines from such companies for a total of $30,570,528 and resold them at higher prices.* Kable continues as a distributor for such companies.

      As part of its agreement with Mr. Karabots, the Company proposed him for election to the Board of Directors at the 1993 Annual Meeting and agreed, subject to certain exceptions, that so long as he owns at least one-half of the Common Stock issued in the transaction the Company would propose him for election at each shareholders meeting for the election of directors until July 2003, unless he is already in a Class of the Board whose term continues beyond such meeting.

      Mr. Karabots is Chairman of the Human Resources Committee and Stock Option Committee.

_______________________

* Kable reports as revenues only the spread between the prices it pays publishers and the prices it receives for copies sold to its wholesaler customers. The $30,570,528 paid Mr. Karabots' companies represents approximately 16% of the approximately $188,180,000 Kable paid all publishers in fiscal year 1998.

Performance Graph

      The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Homebuilding Index for the five years beginning April 30, 1993 and ending April 30, 1998 (assuming the investment of $100 in the Company's stock, the S&P 500 Index and the S&P Homebuilding Index on April 30, 1993, and the reinvestment of all dividends).










                                  [GRAPH]











                     1993    1994    1995    1996    1997    1998
                     ----   ------  ------  ------  ------  ------
AMREP CORP            100   131.91  106.38   82.98   61.70  146.81
HOMEBUILDING INDEX    100   101.53   81.89   94.99  103.04  195.65
S&P 500 INDEX         100   105.32  123.72  161.09  201.58  284.36

Employment Contracts with Executives

      The Company had employment  agreements  with Messrs.  Friedman,  Wall
and  Vachani, the  terms  of  which  ended   September   30,  1997.   The
compensation provided by each of those agreements at the time of their expiration was an annual salary in the following amounts:


            Daniel Friedman              $256,600
            Mohan Vachani                 257,200
            James Wall                    233,700


Mr. Friedman was paid an additional $20,000 annually to compensate him for the reduction in the pension which will be payable to him under the Company's retirement plan resulting from a change in the tax law.

Retirement Benefits

      The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Under the provisions of the Plan, a monthly benefit is payable at age 65 to employees with five or more years of service, in an amount equal to 1.125% of the employee's highest consecutive 60-month average monthly earnings prior to December 31, 1997 up to a specified social security wage base plus 1.5% of such earnings in excess of such social security wage base, multiplied by years of service before December 31, 1997 not to exceed 35 (the law limits the maximum amount of such earnings which can be taken into account - that maximum is currently $160,000 per year). From and after January 1, 1998 additional benefits will be determined by establishing a cash balance account for each participant, to which will be allocated annually 2% of such participant's earnings (up to the maximum permitted by law) plus an annual allocation of 5% of the amount in such account. The cash balance account will be converted to a life annuity or can be taken in a lump sum.

      Mr. Friedman has twenty-seven years of credited service, Mr. Wall has twenty-seven years of credited service, Mr. Vachani has four years of credited service and Ms. Asciutto has five years of credited service. Assuming (i) these individuals continue to be employed until age 65, (ii) their annual salaries continue to be at least at current levels, (iii) annual increases of 5% in the maximum earnings of $160,000 currently permitted to be taken into account under applicable law and in the social security taxable wage base which is taken into account in calculating retirement benefits under the Company's pension plan, and (iv) the individuals elect the life annuity form of pension, their annual retirement benefits would be as set forth below:

                                    Estimated
                                    Benefit
                                    ---------

           Valerie Asciutto         $24,400
           Daniel Friedman*          79,800
           Mohan Vachani             12,500
           James Wall                54,300


___________________________

* Mr. Friedman's estimated benefit includes amounts "grandfathered" under the law.

Certain Transactions

      See "Compensation Committee Interlocks and Insider Participation" for information concerning transactions with Nicholas G. Karabots.


                                 AUDITORS

      The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal years ended April 30, 1998 and 1997 have been examined by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting with the opportunity to make a statement if the representative desires, and it is expected such representative will be available to respond to appropriate questions from shareholders. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal year 1999.

                               OTHER MATTERS

      The Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                          SOLICITATION OF PROXIES

      The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                           SHAREHOLDER PROPOSALS

      From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 1999 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 1999 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 641 Lexington Avenue, New York, New York 10022, not later than March 30, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Shareholders who intend to present a proposal at the 1999 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than June 19, 1999.

                         By Order of the Board of Directors


                         Valerie Asciutto, Secretary

Dated:  July 27, 1998


    Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for 1998, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to Valerie Asciutto, Secretary, AMREP Corporation, 641 Lexington Avenue, New York, New York 10022. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing exhibits may be charged.

PROXY                                                                     PROXY
                                     AMREP CORPORATION

                            SOLICITED BY BOARD OF DIRECTORS FOR
                               ANNUAL MEETING OF SHAREHOLDERS

                      Crest Room, New York Marriott's Eastside Hotel,
                          525 Lexington Avenue, New York, NY 10017
                          September 24, 1998, 9:00 A.M. Local Time


     The undersigned hereby appoints Valerie Asciutto and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 1998 Annual Meeting of Shareholders of AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated July 27, 1998, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

     Unless otherwise specified, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

       (Continued and to be dated and signed on reverse side.)


                                                               AMREP CORPORATION
                                                                   P.O.BOX 11493
                                                        NEW YORK, NY  10203-0493

A vote FOR ITEM 1 is recommended
by the Board of Directors.


-------------------------------------------------------------------------------------------------------------
1.  FOR ELECTION OF THREE  ( ) FOR all nominees  ( ) WITHHOLD AUTHORITY to  ( ) *EXCEPTIONS:
    (3) DIRECTORS AS           listed                vote for all nominees
    DESCRIBED IN THE PROXY     below:                listed below:
    STATEMENT OF THE BOARD
    OF DIRECTORS.
--------------------------------------------------------------------------------------------------------------

Nominees:  Daniel Friedman, Samuel N. Seidman, Mohan Vachani

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________
                                                    Change of Address
                                                    Mark Here            (  )

                                  If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear at left. Persons signing in a fiduciary capacity should include their title as such.

                               Dated: ___________________________________, 1998

                               ________________________________________________
                                              (Signature)

                               ________________________________________________
                                              (Signature)

                               Votes MUST be indicated
                               (x) in Black or Blue Ink.      |X|

 PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.